Exhibit 99.1

Kerr-McGee Schedules First-Quarter Earnings
Conference Call, Webcast

Oklahoma City, April 17, 2006 - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call on May 4, at 10 a.m. EDT to discuss its first-quarter 2006 financial and operating results and expectations for the future. The call will follow the release of Kerr-McGee’s first-quarter earnings the morning of May 4.
Interested parties may listen to the call via Kerr-McGee’s website at www.kerr-mcgee.com or by calling 1-888-482-0024 in the United States, or 1-617-801-9702 outside the United States. The password for both dial-in numbers will be Kerr-McGee. A replay of the call will be available for 48 hours at 1-888-286-8010 in the United States or 1-617-801-6888 outside the United States. The code for the replay call will be #37639132. The webcast will be archived for 30 days on the company’s website.
Information on earnings also will be available on the company’s website home page at www.kerr-mcgee.com.
Kerr-McGee is an Oklahoma City-based oil and natural gas exploration and production company focused in the U.S. onshore, deepwater Gulf of Mexico and select proven world-class hydrocarbon basins. For more information on Kerr-McGee, visit www.kerr-mcgee.com.

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Media contact:	John Christiansen Direct: 405-270-3995 Cell: 405-406-6574 jchristiansen@kmg.com

Investor contacts:	Rick Buterbaugh Direct: 405-270-3561	John Kilgallon Direct: 405-270-3521

06-23